Exhibit 5.1

One Atlantic Center

1201 West Peachtree Street

Atlanta, GA 30309-3424

404-881-7000

Fax: 404-253-8330

www.alston.com

Randolph A. Moore	Direct Dial: (404) 881-7794	Email: randy.moore@alston.com

August 9, 2013

Seacoast Banking Corporation of Florida
815 Colorado Avenue

Stuart, Florida 34994

Re:	Registration Statement on Form S-8 – Seacoast Banking Corporation of Florida 2013 Incentive Plan

Ladies and Gentlemen:

We have acted as counsel to Seacoast Banking Corporation of Florida, a Florida corporation (the “Corporation”), in connection with the above-referenced Registration Statement on Form S-8 (the “Registration Statement”) to be filed on the date hereof by the Corporation with the Securities and Exchange Commission (the “Commission”) to register under the Securities Act of 1933, as amended (the “Securities Act”), 6,500,000 shares of the Corporation’s common stock, $0.10 par value per share (the “Shares”), which may be issued by the Corporation upon the grant or exercise of awards pursuant to the Seacoast Banking Corporation of Florida 2013 Incentive Plan (the “Plan”). We are furnishing this opinion letter pursuant to Item 8 of Form S-8 and Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with our opinion below, we have examined the Amended and Restated Articles of Incorporation of the Corporation and the subsequent Articles of Amendment thereto, the Amended and Restated By-laws of the Corporation, records of proceedings of the Board of Directors and the shareholders of the Corporation deemed by us to be relevant to this opinion letter, the Plan and the Registration Statement. We also have made such further legal and factual examinations and investigations as we deemed necessary for purposes of expressing the opinion set forth herein. In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as original documents and the conformity to original documents of all documents submitted to us as certified, conformed, facsimile, electronic or photostatic copies.

As to certain factual matters relevant to this opinion letter, we have relied conclusively upon originals or copies, certified or otherwise identified to our satisfaction, of such other records, agreements, documents and instruments, including certificates or comparable documents of officers of the Corporation and of public officials, as we have deemed appropriate as a basis for the opinion hereinafter set forth. Except to the extent expressly set forth herein, we have made no independent investigations with regard to matters of fact, and, accordingly, we do not express any opinion as to matters that might have been disclosed by independent verification.

Atlanta • Brussels • Charlotte • Dallas • Los Angeles • New York • Research Triangle • Silicon Valley • Ventura County • Washington, D.C.

August 9, 2013 Page 2

Our opinion set forth below is limited to the Florida Business Corporation Act, applicable provisions of the Constitution of the State of Florida and reported judicial decisions interpreting such Florida Business Corporation Act and Constitution that, in our professional judgment, are normally applicable to transactions of the type contemplated by the Plan, and we do not express any opinion herein concerning any other laws.

This opinion letter is provided for use in connection with the transactions contemplated by the Registration Statement and may not be used, circulated, quoted or otherwise relied upon for any other purpose without our express written consent. The only opinion rendered by us consists of those matters set forth in the sixth paragraph hereof, and no opinion may be implied or inferred beyond the opinion expressly stated. This opinion letter is rendered as of the date hereof and we make no undertaking and expressly disclaim any duty to supplement or update the opinions rendered herein, if, after the date hereof, facts or circumstances come to our attention or changes in the law occur which could affect such opinions. We note specifically that the Shares may be issued from time to time hereafter, and our opinion is limited to the applicable laws, including the related rules and regulations, as in effect on the date hereof.

Based on the foregoing, it is our opinion that the Shares to be issued under the Plan are duly authorized, and, when issued by the Corporation in accordance with the terms of the Plan, will be validly issued, fully paid and non-assessable.

We consent to the filing of this opinion letter as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Sincerely,

ALSTON & BIRD LLP

/s/ Randolph A. Moore III
A Partner